UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2007

COCA-COLA ENTERPRISES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	01-09300 (Commission File No.)	58-0503352 (IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339
(Address of principal executive offices, including zip code)

(770) 989-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                Entry into a Material Definitive Agreement.

On August 29, 2007, we entered into an agreement with The Coca-Cola Company, Coca-Cola North America Division.  The Coca-Cola Company is our largest shareowner and is the principal licensor of beverages that we produce and distribute.

Under the one-page agreement, titled Focus and Commitment Letter, the parties described certain guiding principles regarding the marketing and distribution of still and sparkling beverages, with particular focus on collaboration during 2008.  As a part of the agreement, we agreed that during the three-year period ending August 31, 2010, we would build existing beverage brands and other brands as mutually agreed with The Coca-Cola Company.  This agreement not to introduce new brands absent mutual agreement was conditioned on our selling certain glacéau-brand beverages during the period, and excluded certain line extensions.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA ENTERPRISES INC. (Registrant)

Date: September 4, 2007	By: /S/ WILLIAM T. PLYBON William T. Plybon Vice President and Secretary